Exhibit 10.32

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of March 7, 2005 (this “Amendment”), to THE EMPLOYMENT AGREEMENT, dated as of May 24, 2001 (the “Agreement”), as amended as of December 1, 2001, as of July 1, 2003, and as of March 10, 2004 (as amended, the “Agreement”), by and between KORN/FERRY INTERNATIONAL, a Delaware corporation with its principal offices in Los Angeles, California (the “Company”), and PAUL C. REILLY, an individual (the “Executive”).

RECITALS

WHEREAS, the Company and Executive desire to amend the Agreement to account for Executive’s participation in the Company’s Executive Capital Accumulation Plan; and

WHEREAS, in light of the foregoing, the Company and Executive desire to amend the Agreement as set forth herein.

AMENDMENT

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed to by the parties as follows:

A.    Amendment to Certain Termination Provisions.

1. Section 8(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

(a) Death.

If Executive’s employment with the Company terminates before the end of the term by reason of Executive’s death, then as soon as practicable thereafter the Company will pay to Executive’s estate an amount equal to Executive’s “Accrued Compensation” (as defined in Section 8(h)), and all outstanding stock options and other equity-type incentives held by Executive and all of Executive’s benefits under the Executive Capital Accumulation Plan at the time of Executive’s death will become fully vested (whether or not fully vested immediately prior to Executive’s death) and shall remain exercisable until their originally scheduled expiration dates. Executive’s covered dependent(s) will be entitled to continue to participate at the expense of the Company in the Company’s group health plan(s) after Executive’s death at the same benefit level and to the same extent and for the same contribution, if any, as such continued participation is available to other executive officers of the Company, and such participation may continue for such additional period as may be available under COBRA.

2. Section 8(b) is hereby amended and restated to read in its entirety as follows:

(b) Disability.

If the Company terminates Executive’s employment before the end of the term by reason of Executive’s Disability (as defined in Section 8(h)), then as soon as practicable thereafter the Company will pay to Executive an amount equal to Executive’s Accrued Compensation, and all outstanding stock options and other equity-type incentives held by Executive and all of Executive’s benefits under the Executive Capital Accumulation Plan at Executive’s termination date will become fully vested and shall remain exercisable until their originally scheduled expiration dates. Executive and Executive’s covered dependent(s) will be entitled to continue to participate at the expense of the Company in the Company’s group health plan(s) after Executive’s termination at the same benefit level and to the same extent and for the same contribution, if any, as such continued participation is available to other executive officers of the Company, and such participation may continue for such additional period as may be available under COBRA.

3. Section 8(d) is hereby amended and restated to read in its entirety as follows:

(d) Termination by the Company Without Cause, by Executive for Good Reason or for Failure by the Company to Renew Agreement Prior to Change in Control.

If Executive’s employment is terminated prior to a “Change in Control” (as defined in Schedule A) (i) by the Company without Cause, or (ii) by Executive for Good Reason, or (iii) by reason of the Company’s failure to renew this Agreement at any time before Executive reaches the age of 65, then (1) the Company shall pay to Executive within 30 days Executive’s Accrued Compensation; (2) the Company shall pay to Executive within 30 days a lump sum payment equal to two times Executive’s then current Base Salary and target bonus provided, however, that if Executive’s employment is terminated by reason of the Company’s failure to renew this Agreement, then Executive shall be entitled only to one times the then current Base Salary and target bonus; (3) Executive and Executive’s covered dependent(s) will be entitled to continue to participate at the expense of the Company in the Company’s group health plan(s) after Executive’s termination at the same benefit level and to the same extent and for the same contribution, if any, as such continued participation is available to other executive officers of the Company, and such participation may continue for a period of two years after such termination; provided, however, that if such termination is due to the Company’s failure to renew, then the period of continued participation will only be for one year after such termination; and (4) all outstanding stock options and other equity-type incentives held by Executive and all of Executive’s benefits under the Executive Capital Accumulation Plan at the time of Executive’s termination will become fully vested and shall remain exercisable until their originally scheduled expiration dates.

4. Section 8(e) is hereby amended and restated to read in its entirety as follows:

(e) Following a Change of Control, Termination by the Company Without Cause or by Executive for Good Reason.

If a Change in Control occurs and, within 12 months after the date on which the Change in Control occurs, Executive’s employment is terminated (i) by the Company without Cause or (ii) by Executive for Good Reason, or (iii) by reason of the Company’s failure to renew this Agreement at any time before Executive reaches the age of 65, then: (1) the Company shall pay to Executive within 30 days Executive’s Accrued Compensation; (2) the Company shall pay to Executive within 30 days a lump sum payment equal to (A) two times the then current Base Salary or two times Executive’s annual base salary in effect just prior to the Change in Control, whichever amount is higher, plus (B) the higher of two times the annual maximum cash bonus for Executive for the incentive year in which such termination occurs or two times the annual maximum cash bonus for Executive applicable to the fiscal year preceding the year in which such termination occurs; (3) Executive and Executive’s covered dependent(s) will be entitled to continue to participate at the expense of the Company in the Company’s group health plan(s) after Executive’s termination at the same benefit level and to the same extent and for the same contribution, if any, as such continued participation is available to other executive officers of the Company, and such participation may continue for a period of two years after such termination; and (4) all outstanding stock options and other equity-type incentives held by Executive and all of Executive’s benefits under the Executive Capital Accumulation Plan at the time of Executive’s termination will become fully vested and shall remain exercisable until their originally scheduled expiration dates.

B. No Other Modification.    Except as specifically modified herein, the remaining terms and provisions of the Agreement shall be and remain in full force and effect in accordance with their terms. Any reference in the Agreement pertaining to any time from and after the effective date of this Amendment shall be deemed a reference to the Agreement as modified and amended hereby.

C. Entire Agreement.    This Amendment contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

D. Counterparts.    This Amendment may be executed in two or more counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

The Company:	KORN/FERRY INTERNATIONAL

	By:	/s/ EDWARD D. MILLER
EDWARD D. MILLER

Executive:

/s/ PAUL C. REILLY
PAUL C. REILLY